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                                                                   EXHIBIT 3.1


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                         OF
                        LOON MOUNTAIN RECREATION CORPORATION
                            a New Hampshire corporation

          FIRST. The name of the corporation is LOON MOUNTAIN RECREATION CORPORATION (hereinafter, the "Corporation").

          SECOND. The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share.

          THIRD. The address of the Corporation's registered office in the State of New Hampshire is CT Corporation System, 9 Capitol Street, in the City of Concord, County of Merrimack, State of New Hampshire 03301. The name of its registered agent at such address is CT Corporation System.

          FOURTH. The capital stock will be sold or offered for sale within the meaning of RSA 421-B of the New Hampshire Securities Act.

          FIFTH. The nature of the business of or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the New Hampshire Business Corporation Act.

          SIXTH. The Board of Directors is authorized to make, alter or repeal the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          SEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the New Hampshire Business Corporation Act as the same exists or may hereafter be amended. Any repeal or modification of the first sentence of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

          EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed herein and by the New Hampshire Business Corporation Act, and all rights conferred upon stockholders herein are granted subject to this reservation.

                            [signature page follows]

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          IN WITNESS WHEREOF, the undersigned has executed this Amended and
Restated Articles of Incorporation this 26th day of February, 1998.

                                 LOON MOUNTAIN RECREATION
                                 CORPORATION

                                 By: /s/ George N. Gillett, Jr.
                                     --------------------------------
                                 Name: George N. Gillett, Jr.
                                 Title: Chairman